Exhibit 99.3

LETTER TO CLIENTS

Offer to Exchange
Each Outstanding Share of common stock of

Belpointe REIT, Inc.

For

1.05 Class A Units of Belpointe PREP, LLC,

by

BREIT Merger, LLC
a wholly owned subsidiary of

Belpointe PREP, LLC

(upon the terms and subject to the conditions described in the offer to exchange and this letter of transmittal)

THE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, AT THE END OF MAY 27, 2021 UNLESS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY NOT BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

April 28, 2021

To Our Clients:

Belpointe PREP, LLC, a Delaware limited liability company (“Belpointe PREP”), through its wholly owned subsidiary BREIT Merger, LLC, a Delaware limited liability company, is offering, upon the terms and subject to the conditions set forth in the offer to exchange and in this letter of transmittal, to exchange for each outstanding share of common stock of Belpointe REIT, Inc., a Maryland corporation (“Belpointe REIT”), par value $0.01 per share (the “Belpointe REIT common stock,” “common stock,” “Belpointe REIT shares,” or “shares”), validly tendered in the offer 1.05 Class A units representing limited liability company interests of Belpointe PREP (the “Belpointe PREP Class A units,” “Class A units” or “units”), with any fractional Class A units rounded up to the nearest whole unit.

With respect to shares of Belpointe REIT common stock, we (or our nominees) are the holder of record of such shares of Belpointe REIT common stock held by us for your account. A tender of such shares of Belpointe REIT common stock can be made only by us as the holder of record and pursuant to your instructions. With respect to such shares of Belpointe REIT common stock, the enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares of Belpointe REIT common stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the offer any or all of such shares of Belpointe REIT common stock held by us for your account.

We urge you to read the enclosed offer to exchange and the related letter of transmittal regarding the offer carefully before instructing us to tender your shares of Belpointe REIT common stock.

If you wish to have us tender any or all of your shares of Belpointe REIT common stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 or an appropriate IRS Form W-8, as applicable, to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Belpointe REIT common stock, all such shares of Belpointe REIT common stock owned by you will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR IRS FORM W-8, AS APPLICABLE, SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

Instructions with Respect to the Offer to Exchange

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to exchange and the related letter of transmittal in connection with the offer by BREIT Merger, LLC, a Delaware limited liability company, and an indirect wholly owned subsidiary of Belpointe PREP, LLC, a Delaware limited liability company (“Belpointe PREP”), for each outstanding share of common stock of Belpointe REIT, Inc., a Delaware corporation (“Belpointe REIT”), par value $0.01 per share (the “Belpointe REIT common stock,” “common stock,” “Belpointe REIT shares,” or “shares”), validly tendered in the offer 1.05 Class A units representing limited liability company interests of Belpointe PREP (the “Belpointe PREP Class A units,” “Class A units” or “units”), with any fractional Class A units rounded up to the nearest whole unit.

Check the box if the undersigned wishes to tender ALL of the undersigned’s shares of Belpointe REIT common stock:
[ ]	CHECK HERE TO TENDER ALL SHARES OF BELPOINTE REIT COMMON STOCK

Check the box if the undersigned wishes to tender SOME of the undersigned’s shares of Belpointe REIT common stock:
[ ]	CHECK HERE TO TENDER THE FOLLOWING NUMBER OF SHARES OF BELPOINTE
REIT COMMON STOCK:

If left blank, or if the undersigned checked the box to tender all of the undersigned’s shares of Belpointe REIT common stock above, it will be assumed that all shares of Belpointe REIT common stock held by us for the undersigned’s account are to be tendered. If the undersigned checked the box to tender all of the undersigned’s shares of Belpointe REIT common stock above, any number entered in this section will be disregarded.

The method of delivery of this document is at the risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Account Number:

Date:

(Signature(s))

(Please Print Name)

Address(es):

Telephone Number:	( )

Tax ID or SSN:

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE EXCHANGE AGENT, BELPOINTE PREP, BREIT MERGER OR BELPOINTE REIT.